Exhibit 99.1
Volcano Corporation Reports Preliminary Third Quarter 2007 Revenues
(SAN DIEGO, CA), October 9, 2007 — Volcano Corporation (NASDAQ: VOLC) announced today that it expects record revenues of approximately $31.5 million for the third quarter ended September 30, 2007. The company said that the preliminary third quarter revenues represent a 28 percent increase in the sales of its Intravascular Ultrasound (IVUS) disposables in the United States year-over-year and an overall increase of 24 percent in sales of IVUS disposables versus the third quarter of 2006.
Further details of the company’s third quarter and full-year operating and financial performance will be released later this quarter, which will be followed by a conference call and web cast open to all interested parties. Details of the earnings release date, conference call and web cast will be provided in a subsequent release. The final revenues for the third quarter of 2007 may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of quarterly financial statements.
Volcano Corporation offers a broad suite of devices designed to facilitate endovascular procedures and enhance the diagnosis of vascular and structural heart diseases and guide therapies.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding Volcano’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements concerning Volcano’s expected revenues for the third quarter ended September 30, 2007 are forward-looking statements involving risks and uncertainties. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially from the statements contained herein. The potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s reports and other filings made with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Volcano Corporation expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contacts:

John Dahldorf
Chief Financial Officer
Volcano Corporation
(916) 638-8008
or
Neal Rosen
Ruder-Finn West
(415) 692-3058